Westway Receives ACC's Partner of the Year Award

New Orleans, Louisiana, May 5, 2011 - Westway Group, Inc. (NASDAQ: WWAY) ("Westway" or the "Company") today announced that, Westway Terminals LLC, a wholly owned subsidiary of the Company, received the Responsible Care Partner of the Year Award. This award is the American Chemistry Council's top partner award, and Westway was one of three partner companies to receive this recognition for their significant dedication to all levels of safety.

Jim Jenkins, CEO of Westway Group, Inc. stated, "In giving Westway this prestigious award, the American Chemistry Council is recognizing our leadership and outstanding performance in this crucial area of corporate responsibility. This award reflects the hard work and dedication of our many employees, and our Company's commitment to the continual improvement of our health, safety, environmental, and security performance."

About Westway Group, Inc. Westway is a leading provider of bulk liquid storage and related value-added services and a leading manufacturer and distributor of liquid animal feed supplements.

Contact: Thomas A. Masilla, Jr.

Chief Financial Officer

504-636-4245